Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 2, 2006 relating to the financial statements of Arbios Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

By:	/s/ STONEFIELD JOSEPHSON, INC.

Stonefield Josephson, Inc. Los Angeles, California

April 26, 2006